UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

 ContextLogic Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 33rd Floor
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 432-7323
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.       Results of Operations and Financial Condition.

On March 1, 2022, ContextLogic Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2021. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 2.05.       Costs Associated with Exit or Disposal Activities

On February 24, 2022, the Company’s Board of Directors approved a restructuring plan (“Restructuring Plan”) to refocus the Company’s operations to support sustainable long-term growth, better align resources, and improve operational efficiencies. The Company expects the Restructuring Plan to be substantially implemented by the end of fiscal year 2022.

The Restructuring Plan includes i) reducing the Company’s headcount by approximately 15% (or approximately 190 positions), ii) exiting various facility leases, and iii) reducing and realigning vendor expenditures. In connection with the Restructuring Plan, the Company estimates that it will incur one-time charges of $3 million for employee severance and other personnel reduction costs and a maximum of $21 million consisting of costs to exit certain facility leases and related noncash impairments of lease assets and property and equipment. The Company anticipates that related severance payments will occur by the end of the second quarter of 2022. The Company expects to achieve an approximate range of $32-37 million in annualized cost savings as a result of the Restructuring Plan.

Item 7.01.       Regulation FD Disclosure.

On March 1, 2022, the Company posted supplemental investor materials on its ir.wish.com website. The Company announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and the investor relations section of its website (ir.wish.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information set forth in Item 2.02 and this Item 7.01 in this current report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by ContextLogic Inc. on March 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2022

ContextLogic Inc.

By:	/s/ Vijay Talwar
Vijay Talwar
Chief Executive Officer Principal Executive Officer